MGT Capital Investments, Inc. Strengthens Balance Sheet with Institutional Investment

Supports Strategy to Monetize Intellectual Property

HARRISON, N.Y. - May 29, 2012: MGT Capital Investments, Inc. (NYSE-MKT: MGT.BC), announced today that it has entered into an agreement with a leading institutional investor providing $3.5 million of capital in support of the Company’s strategy to monetize intellectual property. The capital raise is comprised of the sale of $3.5 million of Senior Secured Convertible Notes plus Warrants to purchase MGT common stock.

Subject to customary closing conditions, the Notes will be convertible into the Company’s common stock at a fixed price of $3.00 per share; in certain instances the company can force conversion or redeem the Notes. The Notes carry an 8% interest rate and mature in 18 months. The Warrants have a five-year life and are exercisable at $3.00 per MGT share; the Company has the right to force exercise in certain instances.

Robert Traversa, the Company’s Chief Financial Officer, stated, “As CFO as well as a large stockholder of MGT, I am very mindful of enhancing long term shareholder value. This deal brings us a strategic investor with proven success in the intellectual property space, and sets a strong foundation for our expansion and development.” Added Robert Ladd, the Company’s President and Chief Executive Officer, “We are pleased with this investment as it further validates our strategy at this stage of MGT’s growth plan.”

The offering is being made in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D, as promulgated by the United States Securities and Exchange Commission under the 1933 Act. Chardan Capital Markets LLC acted as sole placement agent in this transaction.

About MGT Capital Investments, Inc.

MGT and its subsidiaries are engaged in the business of monetizing intellectual property.

The Company’s majority-owned subsidiary, Medicsight, Ltd is a medical technology company with operations in imaging software and hardware devices, including computer-aided detection software used to assist radiologists with detection of colorectal polyps. The company's software has regulatory approvals including CE Mark and U. S. FDA clearance.

Forward Looking Statements

This press release contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." MGT's financial and operational results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the Company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company's most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission.

Contact:

MGT Capital Investments, Inc.

Robert Ladd, President and Chief Executive Officer

(914) 630-7430

rladd@mgtci.com

Robert Traversa, Chief Financial Officer

(914) 630-7431

rtraversa@mgtci.com

Medicsight, Inc.

Craig Allison, Senior Vice President, Strategy and Corporate Communications

(914) 630-7429

craig.allison@medicsight.com